Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO SPONSOR SIDE LETTER

This Amendment No. 1 to the Sponsor Side Letter (this “Amendment”) is made and entered into as of May 1, 2024 by and between Focus Impact Acquisition Corp., a Delaware corporation (the “SPAC”) and Focus Impact Sponsor, LLC, a Delaware limited liability company (the “Sponsor”).

WHEREAS, on September 12, 2023, the SPAC, Focus Impact Amalco Sub Ltd., a company existing under the Laws of the Province of British Columbia and a wholly-owned subsidiary of the SPAC (“Amalco Sub”) and DevvStream Holdings Inc., a company existing under the Laws of the Province of British Columbia (the “Company”) entered into that certain Business Combination Agreement (the “Business Combination Agreement”);

WHEREAS, concurrently with the execution and delivery of the Business Combination Agreement, the SPAC and the Sponsor entered into that certain Sponsor Side Letter (the “Sponsor Side Letter”);

WHEREAS, the SPAC, Amalco Sub and the Company have entered into that certain Amendment No.1 to the Business Combination Agreement in accordance with Section 11.8 thereof (the “BCA Amendment”);

WHEREAS, in connection with the execution and delivery of the BCA Amendment, the SPAC and the Sponsor desire to amend the Sponsor Side Letter and to enter into this Amendment in accordance with Sections 3.2 and 3.3 thereof and the Company by its execution of this Amendment desires to consent to the entry into this Amendment; and

WHEREAS, capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Sponsor Side Letter, except as set forth in the BCA Amendment.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendment.

(a)     The third Recital of the Sponsor Side Letter is hereby amended and restated in its entirety as follows:
“ WHEREAS, in connection with the SPAC Continuance and the occurrence of the Closing, the Sponsor Shares will automatically be converted into shares of common stock of New PubCo (“New Pubco Common Shares”) pursuant to the Governing Documents of SPAC and the Sponsor Warrants will be assumed by New PubCo and be converted into the right to exercise such warrants for New PubCo Common Shares (collectively, the “Automatic Conversion”);”

(b)     The fifth Recital of the Sponsor Side Letter is hereby amended and restated in its entirety as follows:
“ WHEREAS, the Sponsor Shares and Sponsor Warrants not forfeited hereunder shall continue to be subject to the Automatic Conversion; provided, that, the Automatic Conversion shall provide for the automatic conversion of each Sponsor Share into one New PubCo Common Share times the Reverse Split Factor (as such term is defined in the BCA Amendment) (rounded down to the nearest whole share after aggregating all New PubCo Common Shares held by the Sponsor) and each Sponsor Warrant will be converted into a right to exercise such warrants for a number of New PubCo Common Shares as adjusted by the Reverse Split Factor in accordance with the terms of the Warrant Agreement; and”

(c)     Section 1.11 of the Sponsor Side Letter is hereby amended and restated in its entirety as follows:

“1.11     Waiver of Adjustment Provisions.  Notwithstanding anything to the contrary in any other document, agreement or contract to which Sponsor is bound, Sponsor (for itself, himself or herself and for its, his or her successors, heirs, assigns and permitted transferees) hereby (but subject to the consummation of the Amalgamation) irrevocably and unconditionally waives and agrees not to exercise or assert, any rights to adjustment or other anti-dilution protections with respect to the rate at which shares of SPAC Class B Shares convert into other shares of SPAC or New PubCo Common Shares in connection with the Automatic Conversion and, in furtherance of the foregoing, Sponsor hereby irrevocably and unconditionally agrees and acknowledges that, in connection with the SPAC Continuance and the occurrence of the Closing, (a) each SPAC Class B Share (other than those subject to the Automatic Sponsor Share Forfeiture or the Financing Sponsor Share Forfeiture) shall convert only into a number of New PubCo Common Shares (and not any other SPAC shares prior to the Automatic Conversion) equal to the Reverse Split Factor and (b) that each Sponsor Warrant shall only convert into the right to exercise such warrants for New PubCo Common Shares equal to the Reverse Split Factor, such waiver, agreement and acknowledgement constituting sufficient and necessary waiver under the terms of SPAC’s certificate of incorporation as currently in effect for such purpose, in each case subject to equitable adjustments for any Pre-Closing Splits to provide the same economic effect as contemplated by this Side Letter prior to such Pre-Closing Split; provided, that, no fractional shares shall be issued and the total number of New PubCo Common Shares to be received by the Sponsor shall be rounded down to the nearest whole share after aggregating all New PubCo Common Shares held by the Sponsor.”

2. Company Consent.  The Company, by executing and delivering a counterpart signature page to this Amendment, hereby consents in all respects to this Amendment.

3. Miscellaneous. The provisions of Sections 3.2 (Amendment and Waiver), 3.3 (Assignment; Third-Party Beneficiaries), 3.4 (Notices) and 3.6 (Miscellaneous) shall apply to this Amendment mutatis mutandis.

4. No Further Amendment. The SPAC and the Sponsor agree that, except as specifically amended hereby, all other provisions of the Sponsor Side Letter shall, subject to the amendments set forth in Section 1 of this Amendment, continue unmodified, in full force and effect and constitute legal and binding obligations of all parties thereto in accordance with its terms. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Sponsor Side Letter or any of the documents referred to therein. This Amendment forms an integral and inseparable part of the Sponsor Side Letter.

5. References. All references to the “Side Letter” (including “hereof,” “herein,” “hereunder,” “hereby” and “this Side Letter”) in the Sponsor Side Letter shall refer to the Sponsor Side Letter as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Sponsor Side Letter (as amended hereby) and references in the Sponsor Side Letter to “the date hereof” “and terms of similar import shall in all instances continue to refer to September 12, 2023.

6. Effect of Amendment. This Amendment shall form a part of the Sponsor Side Letter for all purposes, and each party hereto and thereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Sponsor Side Letter shall be deemed a reference to the Sponsor Side Letter as amended hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, all as of the date first above written.
SPAC:

FOCUS IMPACT ACQUISITION CORP.

By:	/s/ Carl Stanton
Name:	Carl Stanton
Title:	Authorized Signatory

SPONSOR:

FOCUS IMPACT SPONSOR LLC

By:	/s/ Carl Stanton
Name:	Carl Stanton
Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Sponsor Side Letter]

ACKNOWLEDGED AND AGREED:

COMPANY:

DEVVSTREAM HOLDINGS, INC.

By:	/s/ Sunny Trinh
Name:	Sunny Trinh
Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Sponsor Side Letter]